Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces First Quarter 2017 Financial Results
____________________________________________________________________________________

Westlake, OH (May 9, 2017): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three months ended March 31, 2017:

(in thousands, except per share and per gallon amounts unless indicated otherwise)	Three Months Ended March 31,
	2017	2016
Total revenues	$1,390,766	$1,149,822
Loss before income taxes	(48,716)	(15,621)
Net loss attributable to common shareholders	(29,424)	(9,944)

Net loss per common share attributable to common shareholders (basic and diluted)	$(0.74)	$(0.26)

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	394,705	422,400
Gasoline	119,451	118,604
Total fuel sales volume (gallons)	514,156	541,004

Total fuel revenues	$935,296	$709,528
Fuel gross margin	85,585	91,701
Fuel gross margin per gallon	$0.166	$0.170

Total nonfuel revenues	$451,374	$436,018
Nonfuel gross margin	255,375	244,315
Nonfuel gross margin percentage	56.6%	56.0%

EBITDA(1)	$(9,555)	$11,725

(1)
A reconciliation from net loss attributable to common shareholders to earnings before interest, taxes and depreciation and amortization, or EBITDA, appears in the supplemental data below. TA believes that net loss attributable to common shareholders is the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP.

Thomas M. O'Brien, TA's CEO, made the following statement regarding the 2017 first quarter results:
"Major contributors to the $33.1 million increase in the loss before income taxes of $48.7 million in the 2017 first quarter compared to the loss before income taxes of $15.6 million in the 2016 first quarter were as follows:

•	$8.2 million of costs related to our litigation against FleetCor Technologies, Inc. and its subsidiary Comdata, Inc.;

•
$5.2 million of non-cash asset write offs related to programs which we determined to curtail, in connection with a larger review of cost-saving initiatives which are currently expected to result in decreased costs and expenses of approximately $12 million on an annual basis beginning in the second half of 2017;

•	A $7.1 million, or 6.7%, decline in total gross margin in excess of site level operating expenses, related primarily to less demand for fuel experienced during the 2017 first quarter;

•	$6.1 million of increased depreciation and amortization (excluding the $5.2 million of increased non-cash charges described above); and

•	$4.5 million of increased rent.
The increases in depreciation and amortization and in rent described above resulted from our expansion activities during 2016 and the $5.2 million of increased non-cash charges described above. Our results included a $2.5 million sequential improvement in site level gross margin in excess of site level operating expenses contributed by our recently acquired locations during the 12 months ended March 31, 2017, versus the 12 months in 2016, and we believe that the soft market environment during the 2017 first quarter prevented a larger improvement. I remain confident in the prospect of realizing the expected results from these investments."
First Quarter 2017 Business Commentary
Fuel sales volume decreased by 26.8 million gallons, or 5.0%, and same site fuel sales volume decreased by 34.6 million gallons, or 6.6%, each in the 2017 first quarter compared to the 2016 first quarter. TA believes fuel volume decreases experienced during the 2017 first quarter resulted from comparatively weak consumer demand for gasoline, a relatively soft trucking freight environment and continued fuel efficiency gains, especially by TA's commercial diesel fuel customers. Fuel revenue increased by $225.8 million, or 31.8%, in the 2017 first quarter compared to the 2016 first quarter primarily due to higher market prices for fuel. Fuel gross margin decreased by $6.1 million ($0.004 per gallon), to $85.6 million ($0.166 per gallon) primarily as a result of the impact of lower demand in the first quarter 2017, reactive pricing strategies by TA's competitors and TA's reactions thereto.
Nonfuel revenue increased $15.4 million, or 3.5%, in the 2017 first quarter compared to the 2016 first quarter due to an $18.9 million increase attributable to sites acquired since the beginning of the 2016 first quarter, partially offset by a $3.5 million same site decline due to planned closure or conversion of certain restaurants ($1.9 million) and generally decreased sale prices for TA's new commercial tire initiative ($1.4 million) designed to increase volume and eventually improve profits. Nonfuel gross margin increased $11.1 million, or 4.5%, in the 2017 first quarter compared to the 2016 first quarter due to a $10.0 million increase from sites acquired and developed since the beginning of the 2016 first quarter, and a $1.1 million, or 0.5%, increase in same site nonfuel gross margin. Same site nonfuel gross margin in the 2017 first quarter was 56.8% of nonfuel revenue, compared to 56.1% in the 2016 first quarter, a change largely attributable to the positive impact of TA's purchasing and pricing strategies and TA's marketing initiatives.
Site level operating expenses increased $11.9 million, or 5.1%, in the 2017 first quarter compared to the 2016 first quarter primarily due to a $10.6 million increase due to sites acquired since the beginning of the 2016 first quarter. Excluding the $1.8 million of increased transaction fees withheld by FleetCor/Comdata, site level operating expenses decreased $0.5 million on a same site basis. On a same site basis, site level operating expenses as a percentage of nonfuel revenues increased versus the prior year quarter by 0.7 percentage points to 54.3%. The change in this percentage is primarily due to the increased transaction fees withheld by FleetCor/Comdata.
Selling, general and administrative expenses for the 2017 first quarter increased $9.8 million, or 31.8%, compared to the 2016 first quarter, primarily attributable to litigation costs of $6.4 million related to TA's dispute with FleetCor/Comdata.
Real estate rent expense increased $4.5 million, or 7.0%, in the 2017 first quarter compared to the 2016 first quarter primarily resulting from additional rent on assets sold to and leased back from Hospitality Properties Trust, or HPT, in 2016 including some sites that TA developed and sold to HPT for the development cost.

Net loss attributable to common shareholders for the 2017 first quarter was $29.4 million ($0.74 per common share) compared to $9.9 million ($0.26 per common share) for the 2016 first quarter, resulting principally from the factors discussed above.
EBITDA for the 2017 first quarter decreased by $21.3 million, or 181.5%, as compared to the 2016 first quarter. EBITDA decreased primarily as a result of the changes in fuel gross margin, site level operating expenses, selling, general and administrative expenses and real estate rent expense noted above. A reconciliation from net loss attributable to common shareholders to EBITDA appears in the supplemental data below.
Travel Centers Segment
Both fuel and nonfuel revenues increased, resulting in an increase in total revenues of $190.7 million, or 18.9%, in the 2017 first quarter as compared to the 2016 first quarter. The increase in total revenues was primarily due to increases in market prices for fuel and from development properties opened in 2016 and 2017.
Site level gross margin in excess of site level operating expenses decreased in the 2017 first quarter by $9.5 million, or 9.4%, as compared to the 2016 first quarter primarily due to a $7.5 million decline in fuel gross margin and the $1.8 million higher transaction fees withheld by FleetCor/Comdata.
On a same site basis, site level gross margin in excess of site level operating expenses decreased by $8.5 million, or 8.7%, in the 2017 first quarter due to decreases in fuel gross margin of $8.2 million due to the impact of lower demand in the first quarter 2017, reactive pricing strategies of TA's competitors and TA's response thereto, as well as an increase in site level operating expenses of $0.7 million due to increased FleetCor/Comdata transaction fees. Excluding the increased FleetCor/Comdata transaction fees, site level operating expenses decreased by $1.1 million, or 0.5%.
Convenience Stores Segment
Both fuel and nonfuel revenues increased, resulting in an increase in total revenues of $37.6 million, or 29.6%, in the 2017 first quarter compared to the 2016 first quarter. The increases in both fuel and nonfuel revenues were due to increases in market prices for fuel and the impact of the 29 locations acquired since the beginning of the 2016 first quarter.
Site level gross margin in excess of site level operating expenses increased in the 2017 first quarter by $1.0 million, or 22.7%, as compared to the 2016 first quarter due to improvements at same sites and locations acquired since the beginning of the 2016 first quarter.
On a same site basis, site level gross margin in excess of site level operating expenses increased by $0.6 million, or 14.0%, in the 2017 first quarter due to increases in fuel ($0.5 million) and nonfuel ($0.7 million) gross margin primarily due to the impact of TA's continued ramp up of acquired sites, despite soft market conditions, partially offset by an increase in site level operating expenses.

Investment and Growth Activities
Since the beginning of 2011, when TA began its growth and acquisition program, to March 31, 2017, TA has invested $861.9 million to develop, purchase and improve travel centers, convenience stores and standalone restaurants. For the 12 months ended March 31, 2017, these investments produced site level gross margin in excess of site level operating expenses of $102.5 million, and, on a sequential basis, $2.5 million, or 2.5%, greater than site level gross margin in excess of site level operating expenses for the 12 months ended December 31, 2016. This change is attributable to the net effect of an increase in fuel gross margin ($0.6 million), an increase in nonfuel gross margin ($10.3 million) and an increase in site level operating expenses ($9.4 million). Excluded from the results above is a development property that was completed in late March 2017.
TA believes that its investments require a period after they are developed or acquired and upgrades are completed to reach expected stabilized financial results, generally three years for travel centers and one year for convenience stores.

TA acquired 36 travel centers during the 2011 to March 31, 2017, period which are included in the "Travel Centers Segment Same Site Operating Data" for the three months ended March 31, 2017 and 2016. As of March 31, 2017, TA invested $312.3 million (including the cost of improvements) in these 36 locations, and they generated $52.8 million of site level gross margin in excess of site level operating expenses during the 12 months ended March 31, 2017, and, on a sequential basis, $1.5 million, or 2.7%, less than site level gross margin in excess of site level operating expenses for the 12 months ended December 31, 2016. This change is attributable to the net effect of a decline in fuel gross margin ($1.4 million), an increase in nonfuel gross margin ($0.1 million) and an increase in site level operating expenses ($0.2 million). Three locations were developed by TA for a total investment of $64.9 million, and they generated $5.0 million of site level gross margin in excess of site level operating expenses during the 12 months ended March 31, 2017; TA has operated these locations on average for less than a full year (one opened in each of January, March and May 2016). In late March 2017, TA completed the development of an additional travel center.
TA acquired 228 convenience stores during the 2013 to March 31, 2017, period. Of these stores, 199 are included in the "Convenience Store Segment Same Site Operating Data" for the three months ended March 31, 2017 and 2016. As of March 31, 2017, TA invested $394.3 million (including the cost of improvements) in these 199 locations, and they generated $33.4 million of gross margin in excess of site level operating expenses during the 12 months ended March 31, 2017, and, on a sequential basis, $0.5 million, or 1.6%, greater than site level gross margin in excess of site level operating expenses for the 12 months ended December 31, 2016. This change is attributable to the net effect of an increase in fuel gross margin ($0.5 million), an increase in nonfuel gross margin ($0.7 million) and an increase in site level operating expenses ($0.6 million). The remaining 29 locations were acquired by TA in 2016 for $49.0 million (including the cost of improvements), and these convenience stores generated $2.4 million of site level gross margin in excess of site level operating expenses during the 12 months ended March 31, 2017. Some of the 29 convenience stores TA acquired during 2016 were fully or partially out of service while being renovated during the 12 months ended March 31, 2017.
TA acquired one standalone restaurant during 2015, 50 during 2016 (40 of which were operated by franchisees) and six of those 50 from one of TA's franchisees in 2017. As of March 31, 2017, TA invested $41.3 million (including the cost of improvements) in these 51 locations, and they generated $8.9 million of site level gross margin in excess of site level operating expenses during the 12 months ended March 31, 2017, and, on a sequential basis, $1.5 million, or 21.1%, greater than site level gross margin in excess of site level operating expenses for the 12 months ended December 31, 2016.
Other Growth Initiatives
TA's business requires TA to deliver a myriad of goods and services to multiple customer types from each of TA's locations. TA's business, in particular the travel center segment, also requires significant capital expenditures to remain competitive.
In addition to the investments in new locations described above, TA made capital expenditures of $25.4 million in its business for the three months ended March 31, 2017, some of which were site improvements of the type TA typically sells to HPT for an increase in rent and some of which were not yet complete as of March 31, 2017. TA believes that approximately $16.8 million of this amount may be considered to be investments designed to provide incremental returns to TA, while the remainder, or $8.6 million, may be considered to be investments to maintain TA's competitive position. The returns on these investments may not exceed the cost of capital invested on a short term basis. TA does expect, however, that on a longer term basis, and especially during periods of economic and industry expansion, these investments may provide attractive returns.
TA is currently undertaking several internal growth initiatives that TA believes will be profitable and that are geared toward a combination of (a) developing and delivering new products and services to existing customers and (b) delivering products and services to new customers.

Conference Call:
On Tuesday, May 9, 2017, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2017. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10104381.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's first quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 15 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food offerings and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•
STATEMENTS BY TA'S CEO, MR. O'BRIEN, THAT CERTAIN INITIATIVES ARE CURRENTLY EXPECTED TO RESULT IN INCREASED MARGIN AND DECREASED EXPENSES OF APPROXIMATELY $12 MILLION ON AN ANNUAL BASIS BEGINNING IN THE SECOND HALF OF 2017, AND EXPRESSIONS OF HIS CONFIDENCE IN THE PROSPECT OF TA REALIZING IMPROVED RESULTS FROM RECENTLY ACQUIRED LOCATIONS. THESE STATEMENTS MAY IMPLY THAT TA'S INITIATIVES WILL GENERATE NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS. HOWEVER, INCREASED MARGINS OR DECREASED EXPENSES MAY NOT BE REALIZED AND/OR MAY NOT BE IN EXCESS OF THE NEGATIVE IMPACT OF DECLINING CUSTOMER DEMAND FOR TA'S GOODS AND SERVICES, INCLUDING FUEL, OR OF INCREASED TRANSACTION FEES OR OTHER COSTS. MANY OF THE LOCATIONS THAT TA HAS ACQUIRED PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES. TA'S SUCCESS IN THESE MATTERS DEPENDS ON MANY FACTORS SOME OF WHICH ARE BEYOND TA'S CONTROL;

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STATEMENTS BY MR. O'BRIEN, AND OTHER DISCLOSURES IN THIS PRESS RELEASE, SEPARATELY ADDRESS SOME OF THE FIRST QUARTER 2017 IMPACTS OF TA'S LITIGATION WITH FLEETCOR/COMDATA. THE FACT THAT THESE ARE SEPARATELY ADDRESSED MAY IMPLY THAT THESE IMPACTS ARE GOING TO BE TEMPORARY, OR ONE-TIME IN NATURE. HOWEVER, TA'S LITIGATION WITH FLEETCOR/COMDATA IS NOT CONCLUDED, AND UNTIL IT IS CONCLUDED, TA EXPECTS THAT FLEETCOR/COMDATA IS LIKELY TO CONTINUE TO WITHHOLD TRANSACTION FEES AT AN ELEVATED LEVEL (SUCH LEVEL AVERAGED $0.9 MILLION PER MONTH IN THE MONTHS FEBRUARY AND MARCH 2017), AND THAT TA WILL CONTINUE TO INCUR SIGNIFICANT COSTS RELATED TO THIS LITIGATION. WHILE TA CURRENTLY EXPECTS THIS LITIGATION MAY BE CONCLUDED DURING THE THIRD QUARTER OF 2017, IT MAY NOT BE. IN ADDITION, WHILE TA EXPECTS TO PREVAIL IN THIS LITIGATION, IT MAY NOT. A DELAY IN THE CONCLUSION OF THE LITIGATION, OR TA'S FAILURE TO PREVAIL COULD CAUSE EITHER OR BOTH OF THE INCREASED TRANSACTION COSTS OR THE COSTS OF THIS LITIGATION TO CONTINUE INDEFINITELY;

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TA BELIEVES THAT ITS INVESTMENTS REQUIRE A PERIOD AFTER THEY ARE DEVELOPED OR ACQUIRED AND UPGRADES ARE COMPLETED TO REACH EXPECTED STABILIZED RESULTS, GENERALLY THREE YEARS FOR TRAVEL CENTERS AND ONE YEAR FOR CONVENIENCE STORES. HOWEVER, TA'S FUTURE PROFITS WILL BE DETERMINED BY MANY FACTORS INCLUDING TA'S ABILITY TO CONTROL ITS EXPENSES AND OTHER FACTORS WHICH ARE BEYOND TA'S CONTROL SUCH AS THE DEMAND FOR TA'S GOODS AND SERVICES CREATED BY THE ECONOMY'S GENERAL CONDITIONS. TA CANNOT BE SURE THAT ITS INVESTMENTS WILL ACHIEVE STABILIZATION ON THE TIMING IT EXPECTS OR AT ALL. CERTAIN RECENT ACQUISITIONS TA HAS MADE HAVE TAKEN LONGER TO REACH STABILIZATION THAN HAD BEEN EXPECTED AND FUTURE ACQUISITIONS AND INVESTMENTS MAY REALIZE SIMILAR RESULTS;

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TA CHARGED DECREASED SALE PRICES FOR ITS COMMERCIAL TIRE INITIATIVE DURING THE FIRST QUARTER OF 2017 WITH THE DESIGN TO INCREASE VOLUME AND EVENTUALLY IMPROVE PROFITS. HOWEVER, TA MAY NOT REALIZE INCREASED VOLUME FOR ITS COMMERCIAL TIRE SALES OR IMPROVED PROFITS,

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THIS PRESS RELEASE DISCLOSES CERTAIN INVESTMENTS TA MADE DURING THE THREE MONTHS ENDED MARCH 31, 2017, SOME OF WHICH WERE DESIGNED TO PROVIDE INCREMENTAL RETURNS TO TA AND SOME THAT ARE CONSIDERED TO BE INVESTMENTS TO MAINTAIN ITS COMPETITIVE

POSITION. HOWEVER, TA MAY NOT REALIZE INCREMENTAL RETURNS OR MAINTAIN ITS COMPETITIVE POSITION AS A RESULT OF THESE INVESTMENTS; AND

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THIS PRESS RELEASE STATES THAT TA IS CURRENTLY UNDERTAKING SEVERAL INTERNAL GROWTH INITIATIVES THAT TA BELIEVES WILL BE PROFITABLE AND THAT ARE GEARED TOWARD INCREASING ITS SALES OF PRODUCTS AND SERVICES TO ITS EXISTING AND NEW CUSTOMERS. TA MAY NOT REALIZE THE BENEFITS IT EXPECTS FROM THESE INITIATIVES AND THE COSTS IT INCURS IN DESIGNING, IMPLEMENTING AND EXECUTING THESE INITIATIVES MAY EXCEED ANY BENEFITS IT MAY REALIZE FROM THEM.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED MARCH 31, 2017, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues:
Fuel	$935,296	$709,528
Nonfuel	451,374	436,018
Rent and royalties from franchisees	4,096	4,276
Total revenues	1,390,766	1,149,822

Cost of goods sold (excluding depreciation):
Fuel	849,711	617,827
Nonfuel	195,999	191,703
Total cost of goods sold	1,045,710	809,530

Operating expenses:
Site level operating	245,915	234,050
Selling, general and administrative	40,812	30,966
Real estate rent	67,999	63,529
Depreciation and amortization	31,800	20,525
Total operating expenses	386,526	349,070

Loss from operations	(41,470)	(8,778)

Acquisition costs	140	969
Interest expense, net	7,384	6,821
Income from equity investees	278	947
Loss before income taxes	(48,716)	(15,621)
Benefit for income taxes	19,315	5,677
Net loss	(29,401)	(9,944)
Less: net income for noncontrolling interests	23	—
Net loss attributable to common shareholders	$(29,424)	$(9,944)

Net loss per common share attributable to common shareholders:
Basic and diluted	$(0.74)	$(0.26)
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$37,646	$61,312
Accounts receivable, net	111,981	107,246
Inventory	197,949	204,145
Other current assets	25,585	29,358
Total current assets	373,161	402,061

Property and equipment, net	1,061,992	1,082,022
Goodwill	89,698	88,542
Other intangible assets, net	36,604	37,738
Other noncurrent assets	57,305	49,478
Total assets	$1,618,760	$1,659,841

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$143,917	$157,964
Current HPT Leases liabilities	40,351	39,720
Other current liabilities	149,125	132,648
Total current liabilities	333,393	330,332

Long term debt, net	318,959	318,739
Noncurrent HPT Leases liabilities	378,426	381,854
Other noncurrent liabilities	62,981	75,837
Total liabilities	1,093,759	1,106,762

Shareholders' equity (39,518 and 39,523 common shares outstanding at March 31, 2017 and December 31, 2016, respectively)	525,001	553,079
Total liabilities and shareholders' equity	$1,618,760	$1,659,841
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. TA believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies on both a GAAP and a non-GAAP basis. TA calculates EBITDA as earnings before interest, taxes and depreciation and amortization, as shown below. TA believes that EBITDA is a meaningful disclosure that may help investors to better understand its financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies. EBITDA is used by management to evaluate TA's financial performance and compare TA's performance over time and to the performance of other companies. This information should not be considered as an alternative to net income or income from operations, as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.
TA believes that net loss attributable to common shareholders is the most comparable financial measure, determined according to GAAP, to TA's presentation of EBITDA. The following table presents the reconciliation of this non-GAAP financial measure to net loss attributable to common shareholders for the three months ended March 31, 2017 and 2016.

	Three Months Ended March 31,
	2017	2016
Calculation of EBITDA:
Net loss attributable to common shareholders	$(29,424)	$(9,944)
Add: benefit for income taxes	(19,315)	(5,677)
Add: depreciation and amortization	31,800	20,525
Add: interest expense, net	7,384	6,821
EBITDA	$(9,555)	$11,725

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except number of locations and per gallon amounts unless indicated otherwise)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on March 31, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of five locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses at locations TA does not operate, such as rents and royalties from franchisees and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended March 31,
	2017	2016	Change
Number of same site company operated locations	420	420	—

Diesel sales volume (gallons)	385,540	416,877	(7.5)%
Gasoline sales volume (gallons)	107,758	111,068	(3.0)%
Total fuel sales volume (gallons)	493,298	527,945	(6.6)%

Fuel revenues	$897,152	$691,171	29.8%
Fuel gross margin	83,383	91,055	(8.4)%
Fuel gross margin per gallon	$0.169	$0.172	(1.7)%

Nonfuel revenues	$428,666	$432,201	(0.8)%
Nonfuel gross margin	243,386	242,280	0.5%
Nonfuel gross margin percentage	56.8%	56.1%	70	pts

Total gross margin	$326,769	$333,335	(2.0)%
Site level operating expenses	232,809	231,486	0.6%
Site level operating expenses as a percentage of nonfuel revenues	54.3%	53.6%	70	pts
Site level gross margin in excess of site level operating expenses	$93,960	$101,849	(7.7)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except number of locations and per gallon amounts unless indicated otherwise)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on March 31, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at travel centers TA does not operate, such as rents and royalties from franchisees and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended March 31,
Travel Centers	2017	2016	Change
Number of same site company operated travel center locations	220	220	—

Diesel sales volume (gallons)	381,904	413,544	(7.7)%
Gasoline sales volume (gallons)	60,256	61,625	(2.2)%
Total fuel sales volume (gallons)	442,160	475,169	(6.9)%

Fuel revenues	$804,609	$620,507	29.7%
Fuel gross margin	73,274	81,471	(10.1)%
Fuel gross margin per gallon	$0.166	$0.171	(2.9)%

Nonfuel revenues	$374,941	$379,428	(1.2)%
Nonfuel gross margin	224,328	223,937	0.2%
Nonfuel gross margin percentage	59.8%	59.0%	80	pts

Total gross margin	$297,602	$305,408	(2.6)%
Site level operating expenses	208,643	207,945	0.3%
Site level operating expenses as a percentage of nonfuel revenues	55.6%	54.8%	80	pts
Site level gross margin in excess of site level operating expenses	$88,959	$97,463	(8.7)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except number of locations and per gallon amounts unless indicated otherwise)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on March 31, 2017, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at convenience stores TA does not operate, such as revenues from a dealer operated convenience store and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended March 31,
Convenience Stores	2017	2016	Change
Number of same site company operated convenience store locations	200	200	—

Fuel sales volume (gallons)	51,138	52,776	(3.1)%
Fuel revenues	$92,543	$70,664	31.0%
Fuel gross margin	10,109	9,584	5.5%
Fuel gross margin per gallon	$0.198	$0.182	8.8%

Nonfuel revenues	$53,725	$52,773	1.8%
Nonfuel gross margin	19,058	18,343	3.9%
Nonfuel gross margin percentage	35.5%	34.8%	70	pts

Total gross margin	$29,167	$27,927	4.4%
Site level operating expenses	24,166	23,541	2.7%
Site level operating expenses as a percentage of nonfuel revenues	45.0%	44.6%	40	pts
Site level gross margin in excess of site level operating expenses	$5,001	$4,386	14.0%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three months ended March 31, 2017 and 2016.

	Three Months Ended March 31, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$814,141	$103,706	$17,449	$935,296
Nonfuel	381,412	60,702	9,260	451,374
Rent and royalties from franchisees	3,029	54	1,013	4,096
Total revenues	1,198,582	164,462	27,722	1,390,766

Site level gross margin in excess of site level operating expenses	$91,563	$5,363	$2,215	$99,141

Corporate operating expenses:
Selling, general and administrative			$40,812	$40,812
Real estate rent			67,999	67,999
Depreciation and amortization			31,800	31,800
Loss from operations				(41,470)

Acquisition costs			140	140
Interest expense, net			7,384	7,384
Income from equity investees			278	278
Loss before income taxes				(48,716)
Benefit for income taxes			19,315	19,315
Net loss				(29,401)
Less: net income for noncontrolling interests				23
Net loss attributable to common shareholders				$(29,424)
Supplemental data:

Gross margin
Fuel	$74,254	$11,245	$86	$85,585
Nonfuel	228,211	21,115	6,049	255,375
Rent and royalties from franchisees	3,029	54	1,013	4,096
Total gross margin	$305,494	$32,414	$7,148	$345,056

Site level operating expenses	$213,931	$27,051	$4,933	$245,915

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended March 31, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$622,580	$72,631	$14,317	$709,528
Nonfuel	381,183	54,123	712	436,018
Rent and royalties from franchisees	4,142	134	—	4,276
Total revenues	1,007,905	126,888	15,029	1,149,822

Site level gross margin in excess of site level operating expenses	$101,031	$4,371	$840	$106,242

Corporate operating expenses:
Selling, general and administrative			$30,966	$30,966
Real estate rent			63,529	63,529
Depreciation and amortization			20,525	20,525
Loss from operations				(8,778)

Acquisition costs			969	969
Interest expense, net			6,821	6,821
Income from equity investees			947	947
Loss before income taxes				(15,621)
Benefit for income taxes			5,677	5,677
Net loss				(9,944)
Less: net income for noncontrolling interests				—
Net loss attributable to common shareholders				$(9,944)
Supplemental data:

Gross margin
Fuel	$81,800	$9,789	$112	$91,701
Nonfuel	224,983	18,777	555	244,315
Rent and royalties from franchisees	4,142	134	—	4,276
Total gross margin	$310,925	$28,700	$667	$340,292

Site level operating expenses	$209,894	$24,329	$(173)	$234,050

(End)